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                                                                      EXHIBIT 12
                       COMMERCIAL FEDERAL CORPORATION
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            (Dollars in Thousands)


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                                                                 Six Months Ended
                                                                    December 31,                    Year Ended June 30,
                                                               --------------------------------------------------------------------
                                                                 1996      1995      1996      1995      1994      1993      1992
                                                               --------  --------  --------  --------  --------  --------  --------
COMPUTATION OF EARNINGS:
------------------------

Income (loss) before income taxes, extraordinary items and
 cumulative effects of changes in accounting principles        $ 17,278  $ 35,931  $ 82,268  $ 54,327  $ 15,248  $ 56,197  $ 73,489
Fixed charges                                                   168,292   168,869   329,262   305,506   256,999   277,347   326,202
                                                               --------  --------  --------  --------  --------  --------  --------
Total earnings for computation                                 $185,578  $204,800  $411,530  $359,833  $272,247  $333,544  $399,691
                                                               ========  ========  ========  ========  ========  ========  ========
Total earnings for computation excluding interest on deposits  $ 74,496  $ 98,051  $197,490  $179,670  $129,690  $194,044  $222,794
                                                               ========  ========  ========  ========  ========  ========  ========

COMPUTATION OF FIXED CHARGES:
-----------------------------

Net rental expense                                             $  1,043  $  1,601  $  2,834  $  2,939  $  2,690  $  2,289  $  2,025
                                                               ========  ========  ========  ========  ========  ========  ========
Portion of rentals deemed representative of interest           $    348  $    534  $    945  $    980  $    897  $    763  $    675
                                                               --------  --------  --------  --------  --------  --------  --------
Interest:
 Interest on deposits                                           111,074   106,749   214,040   180,163   142,557   139,500   176,897
 Interest on borrowings                                          56,870    61,586   114,277   124,363   113,545   137,084   175,630
                                                               --------  --------  --------  --------  --------  --------  --------
  Total interest                                                167,944   168,335   328,317   304,526   256,102   276,584   352,527
                                                               --------  --------  --------  --------  --------  --------  --------
Total fixed charges                                            $168,292  $168,869  $329,262  $305,506  $256,999  $277,347  $353,202
                                                               ========  ========  ========  ========  ========  ========  ========
Total fixed charges excluding interest on deposits             $ 57,218  $ 62,120  $115,222  $125,343  $114,442  $137,847  $176,305
                                                               ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES:
-----------------------------------

 Excluding interest on deposits                                    1.30x     1.58x     1.71x     1.43x     1.13x     1.41x     1.26x
 Including interest on deposits                                    1.10x     1.21x     1.25x     1.18x     1.06x     1.20x     1.13x
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